UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2007
COMPASS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31272	63-0593897
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

15 South 20th Street
Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 297-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 14, 2007, the Compensation Committee of the Board of Directors of Compass Bancshares, Inc. (“Compass”) approved cash bonus payments to the following named executive officers listed in Compass’s 2006 proxy statement: D. Paul Jones, Jr.—$1,535,625; and James D. Barri—$212,967. These amounts reflect payouts under 2006 Management and Executive Incentive Plan awards (and, for Mr. Jones, the payout of dollar-denominated performance units that evidenced his award), based on the level of attainment of previously-disclosed company-wide performance criteria (earnings per share growth and return on common equity) as well as, for Mr. Barri, individual performance goals related to the retail banking division, for which he has supervisory responsibility (pretax income after charge-offs, total deposits, total loans, targeted revenue growth and net charge-offs), for the 2006 fiscal year. The Compensation Committee also approved an additional discretionary 2006 bonus amount of $53,280 for Mr. Barri.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: February 14, 2007

COMPASS BANCSHARES, INC.

	By:	/s/ Kirk P. Pressley

Kirk P. Pressley Chief Accounting Officer